UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 13, 2009
WHITE ELECTRONIC DESIGNS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Indiana	1-4817	35-0905052

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 E. University Drive, Phoenix, Arizona	85034

(Address of Principal Executive Offices)	(Zip Code)
(602) 437-1520
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.
     As previously announced, on February 4, 2009, White Electronic Designs Corporation (the “Company”), Wynnefield Partners Small Cap Value, L.P., and its affiliates (“Wynnefield Partners”), Caiman Partners, L.P., and its affiliates (“Caiman Partners”), Kahn Capital Management LLC (“Kahn Capital”) (Wynnefield Partners, Caiman Partners, and Kahn Capital, collectively, the “Shareholder Group”) and, solely with respect to Section 8(b) of the Agreement in each of their respective capacities as shareholders, Jack A. Henry, Paul D. Quadros, Thomas M. Reahard, Thomas J. Toy and Edward A. White (the “Other Parties”), entered into a settlement agreement (the “Settlement Agreement”). The Settlement Agreement, among other things, resulted in the Shareholder Group: (i) terminating its proxy solicitation, (ii) withdrawing its proposed slate of nominees for the Company’s Board of Directors (the “Board”) at the Company’s 2009 Annual Meeting of Shareholders, and (iii) requiring the Shareholder Group to vote all of its shares in favor of the Board’s director nominees at the 2009 Annual Meeting of Shareholders.
     On August 13, 2009, the Company, the Shareholder Group and the Other Parties entered into Amendment No. 1 to Agreement (the “Amendment”) to modify certain terms of the Settlement Agreement. Pursuant to the Amendment, the Settlement Agreement has been amended to provide for the acquisition by Brian Kahn, the Chairman of the Board, through his affiliated entities Caiman Partners and Kahn Partners (Mr. Kahn, together with his affiliated entities, the “Kahn Entities”) of common stock pursuant to a single tender offer to all shareholders, wherein, after the tender offer, the Kahn Entities may own (after aggregating all ownership whether acquired before or after the tender offer) up to 19.99% of the issued and outstanding common stock of the Company, in exchange for certain additional obligations set forth in the Amendment. Some of the additional obligations include, without limitation, that the Kahn Entities (i) agree to vote at the Company’s 2010 annual shareholders’ meeting all shares of common stock beneficially owned by them for each of the Company’s nominees for election to the Board and (ii) will cause their respective officers, directors, employees, representatives and agents to vote any shares of common stock of the Company beneficially owned by them in connection with any matter or proposal submitted to a vote of the Company’s shareholders as recommended by a majority of the members of the Board.
     The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Agreement, dated August 13, 2009, by and among White Electronic Designs Corporation, Wynnefield Partners Small Cap Value, L.P. (and its affiliates), Caiman Partners, L.P. (and its affiliates), Kahn Capital Management LLC, Jack A. Henry, Paul D. Quadros, Thomas M. Reahard, Thomas J. Toy and Edward A. White.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITE ELECTRONIC DESIGNS CORPORATION

Date: August 14, 2009	By:	/s/ Roger A. Derse
Roger A. Derse
Interim Office of the President, Vice President,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Agreement, dated August 13, 2009, by and among White Electronic Designs Corporation, Wynnefield Partners Small Cap Value, L.P. (and its affiliates), Caiman Partners, L.P. (and its affiliates), Kahn Capital Management LLC, Jack A. Henry, Paul D. Quadros, Thomas M. Reahard, Thomas J. Toy and Edward A. White.